EXHIBIT 1
                    SHARE PURCHASE AGREEMENT



This Agreement is made as of the 5th day of May, 1998


by and between


Clal Industries and Investments Ltd.  ("Clal")
ISAL Holland B.V., and ISAL (AMLAT) Ltd. (both referred to herein as ISAL), of "Clas House", 5 Druyanov st., Tel-Aviv, Israel


                                             of the first party


and


Halachoh Hane'eman Hashivim Veshmona Ltd.
(To be changed to "Superior Cable Ltd.")
of Europe House, 37 Shaul Hamelech Blvd., Tel-Aviv, Israel
("Purchaser")


                                             of the second party

W I T N E S S E T H


WHEREAS Sellers are the holders of no less than 69% of the entire issued and outstanding share capital of Cables of Zion United Works Ltd. (the "Company"), an Israeli company, the shares of which are traded on the TASE (as hereinafter defined), and

WHEREAS the Company designs, develops, manufactures, markets and sells cables and certain other products; and

WHEREAS Purchaser wishes to purchase from Sellers and Sellers desire to sell to Purchaser a controlling block of shares of the Company constituting at least 51% of the entire issued share capital of the Company, and up to all of the shares of the Company held by Sellers and certain affiliates thereof, under the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises and conditions herein contained, the parties hereto hereby agree as follows:

1.   Definitions

     "Affiliate"              shall mean an entity Controlling,
                              under Control or under common
                              Control with the entity in
                              question.

     "Benchmark Book Value"   shall mean NIS 184,118,000.

     "Business Day"           shall mean a day that both Israeli
                              and United States banks are open
                              for business transactions for their
                              customers.

     "Closing Statements"     shall mean the Company's audited
                              financial statements prepared in
                              accordance with Section 13.1 below,
                              but dated as of the date of the
                              Closing.

     "Control"                shall mean the direct or indirect
                              power, either by itself or in
                              concert with others, to direct or
                              orient the activities and
                              functioning of a corporation.

     "Director"               shall mean a member of the board of
                              directors of the Company.

     "Encumbrances"           shall mean liens, claims, charges,
                              security interests, options or
                              other legal or equitable
                              encumbrances of whatever kind or
                              nature or third party's rights
                              whatsoever.
     "Financial Statements"   shall mean the audited consolidated
                              financial statements of the Company
                              as of December 31, 1997.

     "First Offer Period"     shall mean the period beginning
                              upon the expiration of the Lock-up
                              Period and terminating thirty six
                              (36) months thereafter, provided
                              however that the First Offer Period
                              shall terminate immediately once
                              the Remaining Shares decrease to
                              less than the Sellers Minimum
                              Interest.

     "Lock-up Period"         shall mean the period beginning at
                              the Closing and expiring twenty
                              four (24) months thereafter.

     "NIS"                    shall mean New Israeli Shekels.

     "Post Closing
     Adjustment"              shall mean the Post Closing
                              Adjustment of the Purchase Price
                              and of the Option Purchase Price as
                              provided in Section 13 below.

     "Purchaser"              shall mean Superior Cable Ltd.
                              (No.  51-248430-4) which name is
                              subject to Company Registrar
                              approval and currently is Halachoh
                              Hane'eman Hashivim Veshmona Ltd.

     "Remaining Shares"       shall mean shares and rights to
                              shares in the Company held from
                              time to time by or for the Sellers
                              and direct or indirect wholly owned
                              subsidiaries thereof, including
                              without limitation any such shares
                              purchased or otherwise received
                              after the Closing.  The number of
                              Remaining Shares is 6,381,026.

     "Sellers"                shall mean Clal and ISAL, jointly
                              and severally, subject to Section
                              14.4 below.

     "Sellers Minimum
     Interest"                shall mean 10.00% of the Company's
                              issued share capital at any
                              relevant time.

     "Shares" shall mean 17,293,720 ordinary shares of the Company, each having a nominal value of NIS 1.00, constituting no less than 51% of the entire issued share capital of the Company.

     "Subsidiaries"           shall mean the subsidiaries of the
                              Company as specified in Section 8.8
                              below, but excluding H.T. Cable
                              Ltd., Rishon Business Center Ltd.
                              and inactive companies as specified
                              in Exhibit 8.8.

     "TASE"                   shall mean the Tel-Aviv Stock
                              Exchange.

2.   Sale and Transfer of Shares

     Subject to the terms and conditions set forth below, and on the basis of Sellers' representations, warranties, and covenants hereunder and Purchaser's payment of the Purchase Price as hereinafter defined, at the Closing (as defined below), the Sellers shall transfer the Shares to Purchaser, and Purchaser shall purchase and acquire the Shares, free and clear of all Encumbrances and restrictions on transfer and duly listed and registered for trade on the TASE, in consideration of the Purchase Price set forth in Section 4 hereof.

3.   Approval of Transaction

     Sellers and Purchasers represent that the execution of this Agreement and the consummation of the transactions contemplated hereby have been authorized by their respective Boards of Directors. Copies, certified by the secretaries of the respective parties, of minutes or resolutions of the governing bodies of each of the parties, which shall not have been rescinded or modified, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby are attached hereto as Exhibit 3.

4.   Consideration

     The total consideration to be paid by Purchaser to Sellers for the Shares shall be NIS 88,281,765.00 (Eighty eight million two hundred and eighty one thousand and seven hundred and sixty five) (the "Purchase Price"), by two transfers of NIS 44,140,882.5 each, made to Bank Hapoalim, branch number 689, one made to account number 97700 of Central Financing For Industries (1962) Ltd. (a Clal wholly owned subsidiary and one made to account number 215355 of ISAL Holland B.V.

5.   Lock-up Period Option

     5.1 During the Lock-up Period Purchaser shall have the option to acquire all or part of the Remaining Shares from Sellers as specified in Section 5.2 below (the
          "Option").

     5.2 The Option hereunder may be exercised at any time during the Lock-up Period on one or more occasions upon delivery by Purchaser of an irrevocable written notice to that effect to both Sellers (the "Exercise Notice"), specifying the number of Remaining Shares to be purchased under the Option (the "Options Shares"). The Options Shares covered under the Exercise Notice will constitute no less than one third of the Remaining Shares held by Sellers at the Closing as adjusted under the circumstances contemplated in Section 5.4 below, provided however that an Exercise Notice may cover a smaller number of Option Shares in the event that it covers all of the Remaining Shares.

     5.3 A closing of a transaction for a sale of Option Shares by the Seller(s) to the Purchaser (an "Option Closing") shall take place and be consummated on the Fifteenth
          (15th) Business Day following the date upon which the Exercise Notice is delivered (whether or not such Option Closing is within the Lock-up Period). At such closing, the Seller shall, subject to section 5.4 below, sell and transfer the Option Shares to Purchaser against the payment of an amount equal to the Option Share Purchase Price (as defined in Section 5.4 below) multiplied by the number of Option Shares sold and transferred to Purchaser. The Option Share Purchase Price will be paid by Cashier's Checks payable to the Seller(s) or by wire transfer to (an) account(s) designated thereby confirmed by the transferring bank. If no such account is designated by the Seller in question in writing within seven (7) days following the date upon which the Exercise Notice is delivered, Purchaser may make the transfer to the respective account specified in Section 4 above.

     5.4  Subject to Section 13.6.2 below, the initial Option
          Purchase Price shall be NIS 5.104845 per each Remaining
          Share.

          In the event that the number of the Remaining Shares is increased or decreased through a subdivision of shares, the distribution of bonus shares, recapitalization of shares of the Company or consolidation of shares of the Company, the number of Option Shares otherwise received in consideration of the same Option Purchase Price as aforesaid shall be decreased or increased, as the case may be, in the same manner that the number of Remaining Shares is decreased or increased.

          In the event of a spin-off without consideration payable by the Company's shareholders, the Option Purchase Price shall not be adjusted as aforesaid but upon exercise of the Option Sellers shall deliver together with the Option Shares in question any and all benefits received thereby by virtue of said Option Shares and in connection with the spin-off, at no additional cost to Purchaser.

          In the event of a "Rights Issuance" by the Company and if Sellers do not exercise said rights but trade them, than the consideration received by Sellers for such trading of rights shall be deducted on a per share basis from the Option Purchase Price payable respectively.

          In the event of a "Rights Issuance" by the Company and if Sellers exercise said rights, than the exercise price paid per security issued under said rights shall be added to the Option Purchase Price payable and upon exercise of the Option Sellers shall deliver together with the Option Shares in question the respective number of Company securities received by virtue of the exercise of said rights, at no additional cost to Purchaser.

          In addition, in the event that the Company distributes one or more dividends following the Closing and before the delivery of the Exercise Notice ("Period") the Option Purchase Price shall be decreased by the excess of the total annualized and CPI adjusted dividends per Option Share distributed during the Period ("Total Dividends") over the Annual Average Dividend ("Excess"). For the purpose hereof, the Annual Average Dividend shall be the average of the annualized dividends per share distributed by the Company in 1996 and 1997 and CPI adjusted to December 1997.

          Example:

          Period from Closing to Delivery of Exercise Notice =18 months
          Total dividends distributed per share during the period=6 Agorot
          Annualized Average Dividend=3 Agorot
          Excess=6.3*18/12=1.5

          It is further agreed that notwithstanding anything to the contrary in Section 15.6 below, the payment of CPI linkage differentials on the Option Purchase Price pursuant to said Section 15.6 ("Linking") shall be limited so that only Linkage in excess of the Total Dividends be added to the Option Purchase Price payable.

     5.5 Without derogating from any other provision of this Agreement, Sellers shall promptly notify Purchaser in writing of any change in the number of Remaining Shares held thereby, unless such notice was provided to the Company in writing in accordance with the requirements of the Securities Law.

     5.6 Option Shares shall be sold and transferred to the Purchaser at an Option Closing free and clear from all Encumbrances and restrictions on transfer.

     5.7 Upon exercise of the Option, Purchaser will not be entitled to set off from the payment of the Option Purchaser Price amounts demanded by Purchaser with respect to a breach of covenant, warranty or representation hereunder or otherwise which demands may be pursued by any other means.

6.   Management of the Company

     6.1 All the Directors (except two Directors from the Public) shall be appointed by the Purchaser. A board of directors meeting shall be convened at the day of the Closing, at which all of the incumbent Directors (except the Directors from the Public and the two directors referred to in Section 6.2(ii) below) will resign, and Purchaser's nominees shall be elected in their stead.

     6.2 The chairman of the board of directors will be Mr. Steven S. Elbaum. Without derogating from Section 6.1 above, until the later of (i) the expiry of a period of 12 months as of the Closing, and (ii) the date at which the Sellers hold less than the Sellers Minimum Interest, Purchaser shall vote all its shares in the Company for the appointment of two Directors designated by Sellers, who shall be Clal's and ISAL AMLAT's CEOs. Should Purchaser transfer the Shares to a company Controlled by Superior TeleCom Inc. such company shall undertake to observe the provisions of this Section
          6.2. For the removal of doubt other transfers are not be limited.

     6.3  Except for the management agreement attached hereto as
          Exhibit 6.3 (the "Management Agreement"), any and all management or similar agreements with the Company to which any of the Sellers or their Affiliates are a party shall be terminated, and Sellers and their affiliates shall not be entitled to any other payment in connection therewith.

          It is agreed that Sellers shall be and/or have been paid by the Company under the Management Agreement the amount due thereunder for 1998 which shall not exceed a maximum of NIS 2,300,000 (the "Management Fee").

          Purchaser and the Sellers shall take all necessary steps so that the Management Agreement will terminate on December 31, 1998. Furthermore, Sellers hereby irrevocably renounce and waive any right they may have in connection with the Management Agreement effective as of January 1, 1999. Sellers shall not exercise any power they may have in connection with the management of the Company under the Management Agreement except at the specific written request of the Purchaser, through the Company.

7.   Closing

     The closing of the transactions contemplated hereby (the "Closing") shall occur at 10:00 A.M. on May 5th 1998, at the offices of Zellermayer and Pelossof, Advocates, 37 Shaul Ha'Melech Blvd., Tel-Aviv, Israel, provided that the conditions set forth in Section 12 hereof have been satisfied or waived, or at such other time and place as Purchaser and Sellers may agree in writing.

     At the Closing:

     7.1  Sellers shall deliver the following to the Purchaser:

          7.1.1 The share certificates No. 10,012 to 10,018, 10,080, 10,095, 10,019, 10,094, 10,079,
                    10,031 and 10,099 representing 14,165,121
                    shares, registered in the name of Sellers;
                    and

          7.1.2 Bank's written confirmation to Purchaser's reasonable satisfaction that the balance of the Shares i.e., 3,128,599 shares has been deposited in Purchaser's securities account No. 265064 at Bank Hapoalim B.M. (No. 12), Beit Asia Branch No. 567, Tel-Aviv, Israel; and

          7.1.3     Share transfer deeds, duly signed and
                    endorsed to Purchaser, with respect to the Shares; and

          7.1.4 the secretary of the respective Seller, of minutes or resolutions of the relevant governing bodies of each of the Sellers, which shall not have been rescinded or modified, authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby; and

          7.1.5 A certificate, duly signed by the Secretary of the Company, evidencing the entry of Purchaser's name in the Register of Members of the Company with respect to the Shares as of the date of the Closing; and

          7.1.6 A copy, certified by the secretary of the Company, of a resolution of the meeting of the Board of Directors, which shall not have been rescinded or modified, under which Purchaser's nominees to the Board of Directors, namely Messrs. David S. Aldridge, Steven L. Elbaum, Justin F. Deedy, Jr., Stephen Johnson, Bragi F. Schut, and Stewart Wahrsager, Esq. are appointed in accordance with Section 6.1 above and Mr. Steven Elbaum is also appointed Chairman and copies of resignation letters of all of the directors of the Company (except the directors from the public and the two directors referred to in
                    Section 6.2(ii), effective as of the
                    completion of the; and

          7.1.7 A copy, certified by the secretary of the Company, of a special resolution of an Extraordinary Shareholders Meeting of the Company Shareholders, which shall not have been rescinded or modified, under which the Articles of Association of the Company are replaced by the Articles of Association attached hereto as Exhibit 7.1.7.

          7.1.8     Termination notices for any and all
                    management or similar agreements with the Company to which any of the Sellers or their affiliates are party except for the Management Agreement; and

          7.1.9 Irrevocable renunciation and waiver letter with respect to Sellers rights under the Management Agreement in the form attached hereto as Exhibit 7.1.9; and

          7.1.10    7.1.10 The certificate in accordance with
                    Section 12.1 hereof; and

          7.1.11    Documents, reasonably satisfactory to
                    Purchaser and its counsel, evidencing that the approvals specified in Exhibit 8.3, have in fact been obtained.

     7.2  Purchaser shall deliver the following to Sellers:

          7.2.1 A certificate by the secretary of Purchaser confirming that the resolution of the Board of Directors of Purchaser authorizing the execution of this Agreement and the consummation of the transactions contemplated hereby as mentioned in Section 3 has not been rescinded or modified; and

          7.2.2 Confirmation that the wire transfers were made to Sellers' accounts in accordance with
                    Section 4 above.

8.   Representations and Warranties by Sellers

     Sellers hereby represent and warrant to Purchaser as follows:

     8.1  Incorporation and Authorization

          8.1.1 The Company is a public company, duly incorporated and validly existing under the laws of the State of Israel, and its shares are duly registered and traded on the TASE. The Company has full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

          8.1.2     Each of the Subsidiaries, as defined in
                    Section 8.8 below, is duly incorporated and validly existing under the laws of its state of incorporation, and has full power and authority to own all of its properties and assets and to carry on its business as it is now being conducted.

     8.2  Effect of Transactions

          8.2.1 The relevant governing bodies of Sellers have authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and no other corporate action is necessary for Sellers to authorize such execution, delivery and consummation.

          8.2.2 This Agreement contains valid and binding obligations of Sellers, enforceable in accordance with its terms. No provisions of Sellers' or the Company's corporate documents or any agreement to which Sellers, the Company and/or any Subsidiary, except Lev-Offir Group Ltd. ("LO"), is a party or any obligation by which it is bound, have been or will be violated by the execution and delivery of this Agreement or the performance or satisfaction of any agreement or condition herein contemplated to be satisfied.

                    No provisions of LO's corporate documents or, to the best of Sellers' knowledge, any agreement to which LO is a party or any obligation by which it is bound have been or will be violated by the execution and delivery of this Agreement or the performance or satisfaction of any agreement or condition herein contemplated to be satisfied.

     8.3  Approvals, Permits and Consents

          The execution and performance of this Agreement and the consummation of the transactions contemplated hereunder and related thereto will not result in a breach of, nor do they constitute, or will constitute after passage of time or giving of notice or both, a default under any agreement, including employment agreements, to which Sellers, the Company and/or any Subsidiary, except LO, is a party or a violation of any applicable law, nor will such execution and performance permit any party to any such agreement to cancel, terminate, or effect any automatic expiration or change adverse to the Company in, any such agreement.

          To Sellers' best knowledge, the execution and performance of this Agreement and the consummation of the transactions contemplated hereunder and related thereto will not result in a breach of, nor do they constitute, or will constitute after passage of time or giving of notice or both, a default under any agreement, including employment agreements, to which LO is a party, nor will such execution and performance permit any party to any such agreement to cancel, terminate, or effect any automatic expiration or change adverse to LO in, any such agreement.

          No approval, permit or consent of, or filing with, any governmental body, official authority or any other third party is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby by the Sellers, including, without limitation, the transfer of title to the Shares or the grant of the Option and the transfer of the Remaining Shares in the names of the Purchaser and the registration of the Shares or any of the Remaining Shares in the names of the Purchaser in the Registration of Members of the Company, except as specified in Exhibit 8.3 attached hereto, all of which shall be obtained and all filings be performed on or prior to the Closing, or - with respect to the Remaining Shares on or prior to their transfer to Purchaser.

     8.4  Compliance with Law

          The Company has complied with all laws, statutes, ordinances, rules, regulations and orders applicable to its business and has obtained all certificates, consents, permits, license approvals, orders or authorizations of, and has made or given all notices, registrations, declarations, reports or filings (collectively, "Permits") with, any governmental agency, instrumentality or authority (each, a "Governmental Agency"), that are required for or in connection with the lawful operation of its current business, including, without limitation, all such Permits as may be required to permit lawful use, storage, treatment, handling and disposal of any hazardous waste or materials stored, used or generated by the Company, all the above except as otherwise would not have a material adverse affect on the Company, its shareholders and/or officers. Except as set forth in
          Exhibit 8.4 hereto, all of such Permits are in full force and effect and are unaffected by the sale of the Shares contemplated hereby. Except as set forth in
          Exhibit 8.4, none of such Permits will expire or is subject to renewal within one year. The Company has complied and is in compliance in all material respects with all conditions or requirements imposed by any of such Permits and has no reason to believe that any Governmental Agency intends to cancel, terminate or modify any such Permit or to require additional Permits, notices, filings or reports with respect to the operation of the Company's business or that valid grounds for any such cancellation, termination or modification exist.

          The Company is in compliance with all environmental laws applicable to the conduct of its business relating to emissions, discharges and releases of hazardous materials into land, soil, ambient air, water and atmosphere; the Company is in compliance with all environmental laws applicable to the conduct of its business relating to the generalization, treatment, storage, transportation and disposal of hazardous materials; and there exists no hazardous materials on or in the Company's facilities or real properties.

          References to the Company in this subsection include also its Subsidiaries except that with respect to Subsidiaries the representations and warranties included therein shall be limited to Sellers' best knowledge.

     8.5  Corporate Documents

          Attached hereto as Exhibit 8.5 true and complete copies of the Certificate of Incorporation and the Memorandum and Articles of the Company, as amended heretofore, including all pertinent corporate resolutions from January 1, 1996.

     8.6  Capitalization

          8.6.1 The Company's entire authorized share capital is and immediately prior to the Closing will be NIS 40,000,000, divided into 40,000,000 ordinary shares, each having a nominal value of NIS 1.0.

          8.6.2 The Company's entire issued share capital is and immediately prior to the Closing will be NIS 33,909,255, comprised of 33,909,255 ordinary shares, all of which are validly issued, fully paid and owned by their respective holders.

          8.6.3 The balance of the Company's outstanding convertible securities, including employees option plans, is attached hereto as Exhibit
                    8.6.3.

                    Except as expressly provided in this
                    Agreement and in Exhibit 8.6.3 there are no, and at the Closing there will be no, outstanding or enforceable subscriptions, calls, demands, obligations, convertible securities, options, rights, warrants, liens, claims, charges or any agreements, arrangements or commitments of any character or nature whatsoever with respect to any right or interest in the Company under which the Company is or may become obligated to issue, sell, assign or transfer any of its securities.

          8.6.4 The Shares and the Remaining Shares are validly issued by the Company, fully paid and duly registered on the Company's Register of Members in the name of Sellers or direct or indirect wholly owned subsidiaries thereof. The Shares and the Remaining Shares are and will be owned as aforesaid free and clear from any calls, demands, obligations, options, rights, warrants, Encumbrances or commitments of any character or nature whatsoever with respect to any right or interest thereunder which any of holder is or may become obligated to sell, assign or transfer any of same, and the Shares and the Remaining Shares are and will be free from restrictions on transfer (other than an arrangement between the Sellers which will not effect the Purchaser's rights). The Shares and the Remaining Shares are duly listed and registered for trade on the TASE.

     8.7  Directors from the Public

          The incumbent Directors from the Public are due to vacate their post, Mr. Elchanan Pass on July 5th, 1998, with respect to which vacancy the Company requested further time to submit nominees, and Mr. Asher Viner on July 20th, 1999. Sellers shall not, and shall do their utmost that the Company will not, take any action towards the appointment of any Directors from the Public without the prior consent of Purchaser, as to the identity of the Directors from the Public.

     8.8  Subsidiaries

          The Company does not presently own or control, directly or indirectly, any interest in any subsidiary or other corporation, partnership, joint venture, association or other business entity except as specified in Exhibit
          8.8 hereto ("Subsidiaries").

     8.9  Affiliate Holdings

          Attached hereto as Exhibit 8.9 is a true and complete detailed table of the number of shares and other convertible securities of the Company held by any of the Sellers' Affiliates. For the purposes of this paragraph of Section 8.9, Sellers' Affiliates shall mean an entity under the control or common control of Sellers and Control shall mean the holding, directly or indirectly, of 50% or more of the voting rights of an entity.

          Sellers are not aware that any other Affiliate of Sellers has any holdings in the Company.

     8.10 Financial Statements

          8.10.1 True, complete and correct copies of the audited consolidated financial statements of the Company as of December 31, 1997 are attached hereto as Exhibit 8.10.1.

          8.10.2 The Financial Statements which were audited by Kesselman & Kesselman, the Company's independent public accountant, are true, correct and complete and fairly and accurately present, in all material respects, the financial position, assets, liabilities and results of operations included therein for the periods and as of the dates therein set forth, all in accordance with generally accepted Israeli accounting principles and practices applied on a consistent basis.

          8.10.3 To Sellers' best knowledge, the books and records of the Company as of the date hereof are accurate and complete in all material respects and there are no matters for which entry has not been made in such books and records.

          8.10.4 The net book value (shareholders equity) as shall be reflected in the Company's financial statements as of March 31, 1998 to be reviewed by Kesselman & Kesselman, the Company's independent public accountant in accordance with generally accepted Israeli accounting principles and practices applied on a consistent basis shall not fall below the Bench Mark Book Value by more than 10%.

     8.11 Filings

          8.11.1 The Company has duly complied with all material regulatory requirements applicable to a publicly held company having its issued securities traded on the TASE, including without limitation, all material filing, report and publication requirements stipulated in the Securities Act, 1968 and the regulations promulgated thereunder (the "Filings"), and there are no lawsuits, actions, claims, arbitration's or other proceedings or investigations pending or any notice in respect thereof has been received or, to Sellers' knowledge, threatened against the Company with respect to an alleged violation thereof.

          8.11.2 To Sellers' best knowledge, the Filings made during the calendar years 1995, 1996, 1997 and through to the Closing, contain all statements required to be included therein and such Filings (i) were prepared in accordance with applicable law and regulations, (ii) do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) do not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     8.12 Litigation and Investigations

          Except as disclosed in Exhibit 8.12, there arc no lawsuits, actions, arbitrations or other proceedings or investigations pending or, to Sellers' best knowledge, threatened against the Company or any of its Subsidiaries including LO; nor are there any judgments or outstanding orders, injunctions, decrees or awards (whether rendered by a court, an administrate body or by arbitration) against the Company or any of its Subsidiaries including LO, other than non material litigation none of which individually or in the aggregate might be materially adverse to the Company and/or any Subsidiary.

          Exhibit 8.12 describes those of the aforesaid legal proceedings with an exposure to the Company of at least
          US$l00,000.

     8.13 Employees

          8.13.1 Attached hereto as Exhibit 8.13.1(i) is a true and complete detailed list of the employment terms of the key personnel of the Company and Subsidiaries, including the net and gross salary and the overall cost to the Company, broken down by employee.

                    Attached hereto as Exhibit 8.13.1(ii) is a true and complete description of all agreements between the Company and its employees to which the Company is subject with respect to any of its employees.

                    As a result of the shut-down of the Rishon-
                    Lezion and Sderot plants, the Company paid compensation to its employees whose employment was terminated as a result thereof, as specified in Exhibit 8.13.1(ii).

          8.13.2 Except as provided in Exhibit 8.13.2 the Company and its Subsidiaries have not experienced for the past three years any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes, nor was it threatened by or on behalf of any labor union.

     8.14 Absence of Change

          Since January 1, 1998 and except as detailed in Exhibit
          8.14, the business of the Company and its Subsidiaries has been conducted in the ordinary course; and

          (a) there has not been any material adverse change in the condition (financial or otherwise), business, assets, liabilities, operations or prospects of the Company or any of its Subsidiaries;

          (b) there has not been any damage, destruction or loss materially and adversely affecting the business or properties of the Company or any of its Subsidiaries;

          (c) the business of the Company and its Subsidiaries has been conducted in the ordinary course;

          (d) there has not been any sale, transfer or other disposition of any material asset of the Company or of any of its Subsidiaries, other than sales from inventory in the ordinary course of business;

          (e)  there has not been any appropriation or
               condemnation by a governmental authority of any material asset of the Company or of any of its substantial Subsidiaries, and the Company has not received written notice, nor have Sellers actual knowledge, that any such proceedings have been instituted or are pending;

          (f) there has not been any loan or advance to or from the Company or a Subsidiary, to or from any of the officers, directors of Sellers, of the Company or any Affiliate of such officers, directors or Sellers;

          (g) there has not been any increase in the rate of compensation payable or to become payable to any of the key officers or employees of the Company or a Subsidiary, otherwise than in the ordinary course of business consistent with past practice;

          (h) there has not been any change in the accounting methods or accounting principles or practices employed by the Company and the Subsidiaries; and

          (i) There has been no dividend or distribution of any kind declared, paid or made by the Company on its share capital;

          (j) there has been no payment of any management or similar fees, except as otherwise specifically provided in Section 6.3 above;

          (k) there has been no change in the authorized or issued shares of the Company and the Subsidiaries which is not reflected in Exhibit 8.8 and no change in the governing documents of the Company and the Subsidiaries;

          (l)  there have been no related party transactions;

          (m) Sellers did not, directly or indirectly, solicit, negotiate, enter into or execute any agreement with third parties for the sale of any of Sellers' shares or interests or for the purchase of any shares or interests in the Company in off exchange and exchange transactions (including the tendering of shares in a purchase offer);

          (n) the Company and the Subsidiaries have not pursued any transaction such as a merger, a sale of the majority of its assets, a reorganization, a substantial allotment or another transaction which may impede the transactions contemplated herein.

          With respect to LO, the representations in this Section
          8.14 shall be limited to Sellers' best knowledge.

     8.15 Full and Correct Disclosure

          Without derogating in any way from any other representation, warranty or covenant hereunder, each exhibit, schedule and any other document attached hereto is true, correct and complete in all material respects. Taking into consideration that the Purchaser had an opportunity to conduct business, financial and legal due diligence of the Company and to receive information and documents from the Company, and understands the cable business and is generally aware of the business environment in Israel, Sellers are not aware of any material fact regarding the Company which has not been disclosed to the Purchaser and that, had it been disclosed, might have materially affected the terms of the transaction contemplated herein.

     8.16 Brokers and Finders

          Subject to Section 15.5 below, Sellers have not employed, nor are subject to any claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission upon the consummation of the transactions contemplated hereby.

     8.17 Continuing Representations and Warranties

          The representations and warranties of Sellers shall be true and correct, and shall be deemed to have been made again, on and as of the Closing.

9.   Representations and Warranties by Purchaser

     Purchaser hereby represent and warrant to Sellers as follows:

     9.1  Effect of Transactions

          9.1.1 The relevant governing bodies of Purchaser have authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby at meetings duty called and held, and no other corporate action is necessary for Purchaser to authorize such execution, delivery and consummation.

          9.1.2 This Agreement contains valid and binding obligations of Purchaser, enforceable in accordance with its terms. No provisions of Purchaser's corporate documents or any agreement to which Purchaser is a party or any obligation by which it is bound have been or will be violated by the execution and delivery of this Agreement or the performance or satisfaction of any agreement or condition herein contemplated to be satisfied.

     9.2  Approvals, Permits and Consents

          The execution and performance of this Agreement and the consummation of the transactions contemplated hereunder and related thereto will not result in a breach of, nor do they constitute, or will constitute after passage of time or giving of notice or both, a default any agreement, to which Purchaser is a party or a violation of Israeli law.

     9.3  Brokers and Finders

          Subject to Section 15.5 below, Purchaser has not employed, nor is subject to any claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission upon the consummation of the transactions contemplated hereby from Purchasers or the Company.

     9.4  Due Diligence

          Without derogating in any way from Sellers' responsibility and liability attaching to their representations, warranties and covenants hereunder,
          Purchaser hereby confirms that it had an opportunity to conduct business, financial and legal due diligence of the Company and its Subsidiaries and to receive information and documents from the Company.

     9.5  Continuing Representations and Warranties

          The representations and warranties of Purchaser shall be true and correct, and shall be deemed to have been made again, at the Closing.

10.  No Trade

     10.1 Subject to Section 10.3 below, as of the date hereof and until the end of the Lock-up Period the Sellers and wholly owned affiliates thereof shall not deal in the Company's securities (including without limitation the Remaining Shares) in any way without Purchaser's prior written consent.

     10.2 Notwithstanding the aforesaid, should Purchaser issue a tender offer for substantially all of the shares of the Company, and Sellers elect not to tender their Remaining Shares in the offer, then Sellers may sell the Remaining Shares on the TASE subject to Purchaser's right of first offer pursuant to Section 11 below. Should Purchaser otherwise purchase such additional number of shares of the Company so that the Company's shares be delisted from the TASE or not be traded thereat on a regular basis then Sellers may sell the Remaining Shares, subject to Purchaser's right of first offer pursuant to Section 11 below.

     10.3 As of the date hereof and until the end of the Lock-up Period, any of the Company's securities offered or made available to the Sellers or any of their wholly owned affiliates, except those offered or made available by the Company, and to the extent Sellers intend to buy or otherwise acquire such securities, shall be subject to Purchaser's right of first refusal, as follows:

          10.3.1 Sellers shall make a written offer to Purchaser to purchase the aforementioned securities. Such offer shall specify the number of securities and the terms and conditions upon which they were offered to Sellers. Sellers shall use their best efforts to make the offer within twenty four
                    (24) hours from the time the securities in question are or made available to Sellers.

          10.3.2    Purchaser shall notify Sellers within seven
                    (7) days from the date the offer is received whether it accepts to purchase the securities under the terms and conditions specified in the notice.

          10.3.3 Should Purchaser not exercise its right of first refusal Sellers may purchase the aforesaid securities on those terms offered to Purchaser under the notice.

11.  First Offer Right

     Sellers undertake that during the First Offer Period any transfer of the Remaining Shares shall be subject to a first offer right as set forth below:

     11.1 Should any holder of Remaining Shares (the "Offeror") desire to sell, transfer, convey, assign or otherwise dispose of any of the Remaining Shares (the "Offered Shares") it shall first offer the Offered Shares for sale, on such terms and in such manner as hereinafter provided (the "Offer"), to Purchaser. Same terms shall apply, mutatis mutandis, to any sale of Remaining Shares pledged by their holders to the benefit of any person and/or entity and/or as a result of a lien thereon. Any purported transaction in the shares in violation of the provisions of this Section 11.1 shall be null and void.

     11.2 The Offer to Purchaser shall be made in writing and shall be provided in accordance with Section 15.12 below, to Purchaser, and a duplicate thereof shall be sent to the Company.

     11.3 The Offer shall specify the number of the Offered Shares, their class, the consideration requested per share and a detailed summary of other material terms of the proposed Offer (including schedule of payments). The consideration for the shares may only be monetary.

          Seller shall affix on the Offer a distinct label advising the recipient that the Offer is to be accepted within 3 Business Days.

     11.4 Purchaser shall have a period of three (3) Business Days from the date the Offer is deemed received to notify the Offeror of its desire to accept the Offer and to purchase all and not less than all of the Offered Shares in accordance with its terms (the "Acceptance Notice").

          Should Purchaser abstain from giving an Acceptance Notice within the said 3-Business Day period it shall be conclusively deemed to have rejected the Offer. A partial, conditional or qualified acceptance of the Offer shall not be deemed an acceptance of the Offer.

     11.5 The closing of the transaction for the sale of the Offered Shares by the Offeror to Purchaser shall take place on the fifteenth (15) Business Day following the last date upon which Purchaser may have served its Acceptance Notice. At such closing, the Offeror shall sell and transfer the Offered Shares to Purchaser against payment of the consideration specified in the Offer.

     11.6 In the event that by the end of the period specified in
          Section 11.4 above the Offeror shall not have received an Acceptance Notice, the Offeror shall be free to sell the Offered Shares to any third party upon terms which will not be less favorable to Offeror provided that the sale be consummated within seventy five (75) days thereafter. The Offeror will provide Purchaser with a certified copy of all documentation evidencing the sale to the third party, including its terms and conditions, within seven (7) days of the consummation of the sale to the third party in question.

     11.7 Notwithstanding all of the above, during the First Offer Period Sellers shall be permitted to sell from the Remaining Shares each calendar quarter a number of shares constituting no more than 1.00% of the entire issued share capital of the Company (the "Permitted Quarterly Amount"). Permitted Quarterly Amounts not used may be aggregated over successive quarters up to a maximum of 3.00% per such quarter, all without being subject to Purchaser's said first offer right.

     11.8 Notwithstanding all of the above, during the First Offer Period Sellers shall be permitted to transfer Remaining Shares among themselves and their wholly owned subsidiaries and Isal may transfer Remaining Shares to Isal Amlat Investment (1993) Ltd., or any wholly owned subsidiary thereof, without being subject to Purchaser's said first offer right, provided that before any such transfer is made to a wholly owned subsidiary such subsidiary will undertake to comply with the provisions of this Section which undertaking should be in form and substance reasonably satisfactory to Purchaser.

12.  Conditions Precedent

     The obligation of Purchaser to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing of all of the following conditions, any of which may be waived by Purchaser prior to the
     Closing:

     12.1 Representations, Warranties and Covenants

          The representations and warranties of Sellers contained in this Agreement shall be true and correct at and as of the date hereof and at the Closing; each and al1 of the covenants, agreements and conditions to be performed or satisfied by Sellers on or prior to the Closing shall have been duly performed or satisfied; and Sellers shall furnish Purchaser with a certificate, signed by authorized signatories of each of Sellers, evidencing the truth and correctness of such representations and warranties and the performance and satisfaction of such covenants, agreements and conditions.

     12.2 Impediments to Closing

          On the Closing no suit, action, claim, proceeding or official investigation shall be pending or threatened which might jeopardize the transactions contemplated hereby or the business of the Company.

     12.3 Consents, Approvals and Waivers

          On or prior to the Closing, Sellers shall have performed all requisite filings and shall have obtained the consents, approvals and waivers specified in
          Section 8.3 above.

13.  Closing Statements and Post Closing Adjustment

     13.1 The Parties shall instruct Kesselman & Kesselman to prepare the Closing Statements using to the maximum extent possible the same accounting policies and methods, all in accordance with generally accepted Israeli accounting principles and practices applied on a consistent basis, as used in the preparation of the December 31, 1996 and December 31, 1997 audited statements, and to report to the Parties as appropriate. The Parties shall do their utmost that the Closing Statements be provided before June 1, 1998.

     13.2 The Parties shall equally bear the costs of the preparation of the Closing Statements.

     13.3 Purchaser undertakes to use its best efforts so that as of the Closing and prior to the submission of the Closing Statements the Company shall not engage in any action which is not in the ordinary course of business and will prevent the preparation of the Closing Statements as aforesaid in Section 13.1 above. Should such action nevertheless occur, its effect on the Closing Statements shall be disregarded for the Post Closing Adjustment.

     13.4 Any dispute, argument, disagreement or controversy arising out of, or pertaining to the Closing Statements ("Dispute") shall be resolved by an expert appointed by the Purchaser and the Sellers (the "Expert") in accordance with Sections 13.1-13.3 above. In the absence of an agreement over the identity of the Expert, the parties shall appoint Prof. I. Swari as the Expert. Should Prof. Swari not accept the appointment for any reason within 10 days of being asked by any of the parties hereto, the parties shall appoint J. Sachak as the Expert. Should Mr. Sachak not accept the appointment for any reason within 10 days of being asked by any of the parties hereto, the Expert shall be appointed by the President of the Association of Certified Public Accountants at the request of any party. The Expert shall render a final decision within thirty days following its appointment. Notwithstanding the aforesaid, the Parties undertake to use their best efforts to settle any Dispute amicably without the Expert, to involve their most senior officers in such efforts and to dedicate for this purpose a period of not less than 30 days. The Parties further agree that the Expert can only be appointed after the lapse of 30 days from the date a notice is given by one Party to the other outlining the Dispute in question and such Party's wish to settle such Dispute in accordance with the aforesaid procedure ("Dispute Notice").

          A Dispute Notice may not be served after 30 days lapsed from the day the Closing Statements are provided to the Parties (the "Final Notice Date") and unless such notice is served as aforesaid the Closing Statements shall then be deemed as fully agreed to by all Parties.

     13.5 There will be a Post Closing Adjustment only if the net book value (shareholders equity) of the Company in New
          Israeli Shekels as shall be reflected in the Closing
          Statements (the "Closing NBV") is lower than
          NIS183,118,000.

     13.6 Subject to Section 13.5, the Post Closing Adjustment shall occur at 10:00 A.M. on the seventh Business Day following the Final Notice Date or, if a Dispute Notice is served, on the seventh Business Day following the delivery of the Expert's decision, at the offices of Zellermayer and Pelossof, Advocates, 37 Shaul Ha'Melech Blvd., Tel-Aviv, Israel, or at such other time and place as Purchaser and Sellers may agree in writing.

          At the Post Closing Adjustment:

          13.6.1 In the event that the Closing NBV is less than NIS183,118,000, Sellers shall pay Purchaser an amount equal to (i) the actual Purchase Price paid at the Closing less (ii) the actual Purchase Price paid at the Closing multiplied by the actual Closing NBV and divided by the Benchmark Book Value - linked to the CPI from the Closing until the Post Closing Adjustment plus annual interest of 3.5% running from 45 days after the Closing until the Post Closing Adjustment, by Cashier's Checks payable to the Purchaser or by wire transfer to an account designated thereby confirmed by the transferring bank. If no such account is designated by the Purchaser in writing at least 3 Business Days before the Post Closing Adjustment, Sellers may make the transfer to the account specified in Section 7.1.2.

                    Example l:
                    Original Purchase Price= 88,000,000
                    Benchmark Book Value= 184,000,000
                    Adjustment permitted if book value is under
                    183,000,000
                    Closing NBV= 170,000,000
                    Amount due By Sellers at Post Closing
                    Adjustment=
                    88,000,000-170,000,000/184,000,000*88,000,000
                    =6,695,652

                    Example 2:
                    Original Purchase Price= 88,000,000
                    Benchmark Book Value= 184,000,000
                    Adjustment permitted if book value is under
                    183,000,000
                    Closing NBV= 183,500,000
                    Amount due By Sellers at Post Closing
                    Adjustment= 0

          13.6.2 In the event that the Closing NBV is less than NIS 183,118,000 the Option Purchase
                    Price shall also be decreased as aforesaid.

          13.6.3 For the removal of doubt, in no event shall the Purchase Price and the Option Purchase
                    Price be adjusted above the figures
                    stipulated in Sections 4 and 5.4,
                    respectively, subject to Sections 5.4 and 15.6.

14.  Indemnification

     14.1 Without derogating from any right or remedy available under applicable law, Sellers shall promptly indemnify Purchaser against and hold them harmless from any and all direct or indirect losses, damages, liabilities, expenses (including without limitation any and all arbitration costs, legal fees and charges, experts and witnesses fees), claims or actions in respect thereof ("Loss") arising out of, resulting from, based on or otherwise incurred by Purchaser in connection with any misrepresentations and/or non compliance of the actual condition of the Company (including its Subsidiaries) and/or its shares with the representations hereunder, breach of a warranty or failure to perform any covenant or obligation of Sellers, under this Agreement.

          Without limitation to the generality of the foregoing, Sellers shall promptly indemnify Purchaser against and hold them harmless from any liability of the Company (including its Subsidiaries) which shall have arisen prior to the Closing and is not but should be reflected in the Closing Statements in accordance with Section 13.1.

     14.2 If any claim, suit, action or other proceeding to which the indemnity set forth herein applies is brought against Purchaser, it shall give the indemnifying party prompt notice of same, and the latter shall have the right, at its own expense, to participate in or assume the defense of such claim, suit, action or other proceeding.

          If any claim, suit, action or other proceeding to which the indemnity set forth herein applies is brought against the Company, Purchaser shall give the indemnifying party prompt notice of same, and use its efforts so that the latter shall have the right, at its own expense, to participate in or assume the defense of such claim, suit, action or other proceeding.

     14.3 The provisions of this Section 14 shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated herein and the termination of this Agreement, for whatever cause or reason, regardless of any investigation made by or on behalf of Purchaser provided that Purchaser shall not be entitled to an indemnity under the provisions of this Section 14 with respect to a breach of the representations given in Sections 8.4, 8.10, 8,11, 8.12, 8.13, 8.14 and 8.15 (the "Business
          Representations"), if it does not make a respective demand to Sellers within 2 years from the Closing.

     14.4 Notwithstanding anything to the contrary herein, the liability of each Seller under the indemnity provided for in this Section 14 (I) shall be limited with respect to a breach of a Business Representation, to half of the indemnifiable amount, and (ii) shall be jointly and severally with respect to a breach of the representations, warranties and/or covenants and undertakings of Sellers contained in sections 2, 3, 5, 6, 7.1, 8.1, 8.2, 8.3, 8.5, 8.6, 8.7, 8.8, 8.9, 8.16,
          10, 11, 13, 14 and 15.

     14.5 In determining the Loss for the purpose of the indemnity hereunder, any Company shares purchased by Purchaser by exercising the Option more than 6 months from the Closing, shall be disregarded.

     14.6 Should the Closing NBV exceed the Benchmark Book Value, then 51% of the respective excess, to the extent such excess does not derive from realization or appraisal of fixed assets, shall be deemed as a set off against Sellers' liability to indemnify Purchaser hereinabove.

15.  General Provisions and Miscellaneous

     15.1 Further Assurance

          The parties hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party or parties hereto may reasonably request in order to carry out the transactions contemplated hereby.

     15.2 Binding Agreement

          This Agreement, including all exhibits and other documents attached hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and embodies all the terms binding upon the parties in respect thereof. No party to this Agreement shall be liable or bound in any manner by prior or contemporaneous express or implied representation, warranty, statement, promise, covenant or agreement pertaining to said transactions made by it or on its behalf unless same is expressly set forth or referred to herein.

     15.3 Amendments, Waivers, Discharges and Consents

          15.3.1 No amendment, change or modification of this Agreement or any of the provisions, terms or conditions hereof, no waiver of a right, remedy, privilege or power, or discharge of an obligation or liability, conferred upon, vested in or imposed on either party under or pursuant to this Agreement, and no consent to any act or omission pertaining hereto shall come into operation and be effective unless duly embodied in a written instrument signed by or on behalf of the party against whom such amendment, change, modification, waiver, discharge or consent is asserted or sought.

          15.3.2 No failure to exercise and no delay in exercising any right, remedy, privilege or power under or pursuant to this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, remedy, privilege or power preclude any other or further exercise thereof or the exercise of any other right, remedy, privilege or power.

     15.4 Partial Invalidity or Unenforceability

          If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by law.

     15.5 Costs

          The legal, accounting, advisory and other costs of each party leading up to the completion of the transaction contemplated hereunder shall be borne by the respective party. For the removal of any doubt it is hereby clarified that no portion of Sellers' cost shall be borne by the Company. It is acknowledged that the Company shall bear the expense of US$50,000 which shall be paid to Hambros America Securities Inc. in connection with their efforts.

     15.6 Linkage

          Amounts denominated in NIS herein shall be linked for the purposes of payment hereunder to the CPI. For this purpose the base index shall be the "March CPI" published on April 15, 1998, i.e. 153.20 points and the new index shall be last index published prior to actual payment.

          Notwithstanding the aforesaid:

          15.6.1 The Benchmark Book Value shall be linked to the CPI with a base index of 152.20 points , as published on October 15, 1997 which index shall be compared with the index applicable to financial statements in question for the purposes of adjustment of the Purchase Price and Option Purchase Price.

          15.6.2 The Purchase Price and Option Purchase Price shall be linked to the CPI with a base index of 152.20 points.

     15.7 Sellers' Undertaking

          Sellers undertake to use their best efforts with respect to their Affiliates, subject to applicable law, to maintain the minimum holdings specified in Exhibit
          8.9, it being understood that Sellers are not required to pursue in advance the adoption of respective resolutions in the Affiliate in question.

     15.8 Announcements

          No announcement or press communication or release or disclosure (the "Communications") relating to the matters contained herein, other than those required by law or by rules of a stock exchange including any Communications relating to a contemplated IPO by an entity within the ISAL group (the "ISAL IPO"), shall be made other than as agreed between the parties. ISAL shall provide Purchaser with an opportunity to review any Communications in connection with the ISAL IPO and use its best efforts to incorporate any amendments required by Purchaser thereto.

     15.9 Confidentiality

          Subject to the provisions relating to ISAL IPO in
          Section 15.8, each party shall keep in strict confidence any and all information received by it from the other related to this transaction, except as required by law, in which case the party required to disclose information shall advise the other party before such disclosure so that the other party may file for a protective order and review the disclosure materials in question. This Section 15.9 shall not derogate from the obligations of the parties under a certain confidentiality agreement between them dated November 19, 1997. It is clarified that any information may be disclosed to employees, representatives, agents and advisers of the parties, provided that they undertake to observe the terms of this Section.

     15.10     Assignability

          15.10.1 Subject to subsection 15.10.2, neither this Agreement as a whole nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties, other than the right of claim for breach of this Agreement which shall be assignable upon a sale of all or substantially all of the Shares.

          15.10.2 It is acknowledged that owing to the ISAL IPO, ISAL may transfer its shares in the Company to another affiliate contemplated to undergo the ISAL IPO in which case the affiliate in question shall join this Agreement as part of ISAL. Such transfer will not release ISAL of any of its obligations hereunder.

     15.11     Section and Other Headings

               The section and other headings contained in this Agreement and all Exhibits and Schedules are for convenience only and do not constitute matters to be considered in interpreting this Agreement.

     15.12     Notices

               Any notice or other communication required to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person or taxed with receipt acknowledged, addressed as follows:

               A.  If to Clal, at: Clal House, 16 Floor, 5
                                   Druyanov Street,
                                   Tel-Aviv 63143 Israel
                                   Attention:  Ken Lalo, General
                                   Counsel
                                   Telephone:  +972-3-5263350/1
                                   Telecopy:   +972-3-6293633

               If to ISAL, at:     Address as above.
                                   Attention:  General Manager
                                   Telephone:  +972-3-6202837/8
                                   Telecopy:   972-3-6201498


               B.   If to Purchaser, at:  Halachoh Hane'eman
                                   Hashivim Veshmona Ltd.
                                   C/o the Alpine Group, Inc.
                                   1790 Broadway
                                   New York, NY 10019, USA
                                   (to be changed to "Superior
                                   Cable Ltd.")

                                   Attention:  Bragi F. Schut,
                                   Executive V.P.
                                   Telephone:  +1 212 757 3333
                                   Telecopy:   +1 212 757 3423


                                   Attention:  Stewart Wahrsager,
                                   General Counsel
                                   Telephone:  +1 212 757 3333
                                   Telecopy:   +1 212 757 3423
                                   with copy to: Zellennayer &
                                   Pelossof
                                   Europe House 37 Shaul
                                   Ha'Melech Blvd.
                                   Tel Aviv 64928, ISRAEL

               Telephone:          972 3 6939555
               Telecopy:           972 3 6952884

               Or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date (according to recipient's time zone) on which personally delivered, or fixed, with receipt acknowledged. Failure or delay in delivering copies of any notice or other communication to the person designated above to receive a copy shall in no way adversely affect the effectiveness of such notice or other communication.

     15.13     Arbitration

          15.13.1 Any dispute, argument, disagreement or controversy arising out of, or pertaining to, this Agreement, including all Exhibits, Schedules and other documents relating thereto which are not amicably resolved, shall be resolved by a sole arbitrator (the "Arbitrator") appointed by the Purchaser and the Sellers. In the absence of an agreement as to the identity of the Arbitrator the Arbitrator shall be a retired district court judge appointed by the incumbent President of the Tel-Aviv District Court. The Arbitrator shall render a decision including the details of its underlying reasoning binding upon the parties with respect to the dispute within thirty days following the request of any party hereto to resolve the dispute.

          15.13.2 The Arbitration shall be conducted in Israel in the English language, in accordance with the provisions of the Israeli Arbitration
                    Law, 5728-1968 and its appendices, as
                    amended.

          15.13.3 The Arbitrator shall not be bound by the rules of procedure or evidence.

          15.13.4 The Arbitrator may avail himself with the services of any expert.

     15.14     Governing Law

               This Agreement, including all exhibits hereto, and the rights and obligations of the parties hereunder or pursuant hereto shall be governed by and construed in accordance with the laws of the State of Israel without giving effect to conflict of laws provisions contained therein.

               Subject to the provisions of Section 15.13 hereof, the competent courts situated in Tel-Aviv shall have an exclusive jurisdiction in all matters relating to this Agreement.

     IN WITNESS WHEREOF the parties hereto have caused this SHARE
     PURCHASE AGREEMENT to be duly executed and delivered as of the date first written above.


Clal Industries and Investments Ltd.

By:  /s/ R. Ben Shaul

Its:

ISAL Holland B.V.

By:  /s/ Dr. Hugo Chaufan

Its:

ISAL (AMLAT) Ltd

By:  /s/ Dr. Hugo Chaufan

Its:

Halachoh Nane'eman Hashivim Veshmona Ltd.,

     /s/ Bragi F. Schut

By:  Bragi F. Schut

Its:  Director